EXHIBIT 23A


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Stein Mart, Inc.:

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2001 relating to the financial statements, which appears in Stein Mart, Inc.'s Annual Report on Form 10-K for the year ended December 30, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP


Jacksonville, Florida
August 6, 2001